Exhibit (h)(c)(B)(2)
FORM OF
AMENDMENT NO. 2
To the
FUND PARTICIPATION AGREEMENT
Effective [January 1, 2009], this Amendment, to the Fund Participation Agreement dated March 28, 2005 as amended to date, is entered into among Pacific Life & Annuity Company, Pacific Life Fund Advisors LLC, Pacific Select Fund (the “Trust”), Pacific Select Distributors, Inc., American Funds Insurance Series, American Funds Distributors and Capital Research and Management Company (“Agreement”).
     WHEREAS the Agreement among the parties provides that Appendix A, Appendix B, and Appendix C (each an ‘Appendix”, together the “Appendices”) to the Agreement may be amended from time to time by mutual agreement in writing; and
     WHEREAS in accordance with the Agreement, the parties wish to update each Appendix, and replace the existing Appendices with the revised versions attached to this Amendment, in particular to add an additional portfolio and corresponding master fund to Appendix C;
     NOW THEREFORE in consideration of the premises and mutual considerations herein and in the Agreement, the parties agree to the updated versions of the Appendices attached to this Amendment, which replace the prior Appendices.
     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and attested as of the date first written above.

PACIFIC LIFE & ANNUITY COMPANY (on behalf of itself and each Account)

By:
Its:

By:
Its:

PACIFIC LIFE FUND ADVISORS LLC (as Investment Adviser to the Trust, which previously was Pacific Life Insurance Company)

By:
Its:

By:
Its:

PACIFIC SELECT FUND

By:
Its:

By:
Its:

PACIFIC SELECT DISTRIBUTORS, INC.

By:
Its:

By:
Its:

AMERICAN FUNDS INSURANCE SERIES

By:
Its:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Its:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Its:

Appendix A
Contracts
All Variable Life Insurance and Variable Annuity Contracts of Pacific Life Insurance Company that offer the Trust as an underlying investment vehicle.

Appendix B
Separate Accounts
All Separate Accounts of Pacific Life Insurance Company that offer the Trust as an underlying investment vehicle.

Appendix C
PORTFOLIOS AND CORRESPONDING MASTER FUNDS

Trust Portfolios:	American Funds Insurance Series Master Funds:

• American Funds Growth Portfolio	• Growth Fund (Class 1 Shares)

• American Funds Growth-Income Portfolio	• Growth-Income Fund (Class 1 Shares)

• American Funds Asset Allocation Portfolio*	• Asset Allocation Fund (Class 1 Shares)*

*	Effective January 1, 2009